Exhibit 99.2

INmune Bio Inc. Announces Novel MRI Biomarker Data Demonstrating Improvement in Gray Matter in Patients with Alzheimer’s Disease

Analysis of MRI scans in participants from an open label Phase 1b study demonstrates that CDM®, a novel gray matter biomarker, is improved following three months of treatment with XPro1595TM

Boca Raton, Florida, July 11, 2023 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, reveals new findings from data to be presented at the annual Alzheimer’s Association International Conference (AAIC) in Amsterdam, Netherlands. AAIC is the largest medical meeting focused on Alzheimer’s Disease (AD).

“One of the difficulties in developing drugs for AD is the inability to quantify the disease and measure changes at the tissue or microstructure level. The current approaches to measure brain changes utilize imaging techniques that measure the whole brain,” said RJ Tesi, M.D., INmune Bio’s Chief Executive Officer. “To observe whole brain changes in AD often takes a year or longer.  Because whole brain changes are a sum of microstructural changes, we can more quickly assess the potential of a therapy through microstructural measurements such as Cortical Disarray Measurement (CDM®).”

Emerging imaging techniques that assess microstructural changes are rapidly advancing.  INmune Bio is a pioneer in the use of novel microstructural neuroimaging biomarkers to measure pharmacodynamic activity of treatment with XProTM in patients with AD. INmune previously reported that treatment using XProTM improved microstructural changes in the white matter tracts that are most affected in AD patients in participants from our Phase 1b trial. This new analysis reports similar findings in the gray matter of these same participants. The results demonstrate a dose dependent enhancement in gray matter measures throughout the brain in AD patients treated with XProTM. The changes in microstructural cortical gray matter structure were measured using Cortical Disarray Measurement and one metric in particular demonstrated significance PerpPD+. CDM® is a novel gray matter measure that is more effective than standard whole brain volumetric changes in predicting cognitive decline.   Notably, the greatest improvement was observed in the gray matter of brain regions where Alzheimer’s disease originates.

To better understand the utility of PerpPD+ in patients with AD treated with XPro™, associations with other AD biomarkers were assessed.  Baseline levels of PerpPD+ were highly correlated with baseline levels of cerebral spinal fluid biomarkers of AD pathology (amyloid and tau), inflammation (YKL-40, GFAP and sTREM2), and cognitive status (MMSE scores).  “These data provide additional evidence that XProTM may be having a specific impact on the brain regions most impacted by AD at the microstructural level within three months of starting treatment,” said CJ Barnum Ph.D., VP of CNS Drug Development at INmune Bio. “These findings serve as indicators of early target engagement for XProTM in AD and add further support for use of noninvasive diffusion MRI in AD trials. This new biomarker tool, when added to our existing suite of biomarkers, should improve the speed, and decrease the risk of CNS drug development.”

INmune Bio Presentations Discussed at AAIC 2023

●	Cortical microstructural MRI for detection of early target engagement in AD drug trials: Post-hoc analysis of exploratory outcomes from a phase 1b safety study for XPro1595TM in AD

●	Clinical and biomarker correlates of region-specific diffusion MRI metrics in a short-term, Phase1b clinical trial for XPro1595TM in Alzheimer’s disease

About Cortical Disarray Measurement (CDM®)

PerpPD+ is a novel measure of cortical diffusivity and key metric included in the Cortical Disarray Measurement (CDM®) technology developed by Oxford Brain Diagnostics, Ltd, Oxford (UK). Cortical Disarray Measurement (CDM®) software has been granted Breakthrough Device designation by the FDA and is currently in use to assess changes in GM microstructure as a secondary outcome in our ongoing Phase 2 trial for XPro1595TM in AD. The PerpPD+ metric represents the diffusion components perpendicular to cortical GM minicolumns, is an indicator of microscopic disruption in cortical GM when increased in AD and has been shown to be more sensitive than standard volumetrics to changes in other indicators of synaptic structure, neuroinflammation and neurodegeneration across the AD continuum.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials. The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is in clinical trials to determine if it can treat cancer (INB03™), Early Alzheimer’s disease, and treatment resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune™ aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

About Oxford Brain Diagnostics, Ltd.

Oxford Brain Diagnostics Ltd is rethinking how brain health is assessed and managed. Founded in neuropathological and neuroimaging expertise, the company’s patented Cortical Disarray Measurement (CDM®) technology uses MRI brain scan data to support early and differential diagnosis, track progression, and predict the decline of neurodegenerative diseases. Oxford Brain Diagnostics is committed to assessing brain health based on changes in the cellular structure, supporting drug development, and helping clinicians around the world in their fight to defeat Alzheimer’s and other neurodegenerative diseases. For more information, visit https://www.oxfordbraindiagnostics.com

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595™, and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:

David Moss, CFO
(858) 964-3720
info@inmunenbio.com

Investor Contact:

Jason Nelson
Core IR
(516) 842-9614 x-823